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                       EATON VANCE PRIME RATE RESERVES        EXHIBIT 99.(a)(a)


                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                              Dated June 30, 1989


         AMENDED AND RESTATED DECLARATION OF TRUST, made June 30, 1989 by James
G. Baur, James B. Hawkes, Norton H. Reamer, John L. Thorndike and Jack L. Treynor, being a majority of the Trustees, hereinafter referred to collectively as the "Trustees" and individually as a "Trustee", which terms shall include any successor Trustees or Trustee and any present Trustees who are not signatories to this instrument.

         WHEREAS, the Trustees desire to amend and restate the Declaration of Trust dated May 2, 1989, which established a trust fund for the investment and reinvestment of funds contributed thereto;

         NOW, THEREFORE, the Trustees hereby amend and restate said Declaration of Trust and declare that all money and property contributed to the trust fund hereunder shall be held and managed under this amended and restated Declaration of Trust IN TRUST as herein set forth below.


                                   ARTICLE I

                                      NAME

         This Trust shall be known as Eaton Vance Prime Rate Reserves.


                                   ARTICLE II

                                PURPOSE OF TRUST

         The purpose of this Trust is to provide investors with a continuous source of managed investment primarily in securities and interests in loans.


                                  ARTICLE III

                            MANAGEMENT OF THE TRUST

         The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers necessary and appropriate to perform that function. The number, term of office, manner of election, resignation, filling of vacancies and procedures with respect to meetings of Trustees shall be as prescribed in the By-Laws of the Trust.

                                   ARTICLE IV

                        OWNERSHIP OF ASSETS OF THE TRUST

         The legal title to all cash, securities and property held by the Trust shall at all times be vested in the Trustees. Shareholders (hereinafter referred to as "Shareholders", or individually as a "Shareholder") of the Trust shall not have title to any such assets held by the Trust, but each Shareholder shall be deemed to own a proportionate undivided beneficial interest in the Trust equal to the number of Shares of a class, if more than one class of Shares is established by the Trustees as provided in Section 2 of Article VI, of which such Shareholder is the record owner divided by the total number of Shares of such class outstanding (subject to such rights and preferences as may have been established and designated with respect to classes of Shares and with respect to any series of Preferred Shares).


                                   ARTICLE V

                             POWERS OF THE TRUSTEES

         The Trustees in all instances shall act as principals. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. The Trustees shall have full power and authority to adopt such accounting and tax accounting practices as they consider appropriate. Without limiting the generality of the foregoing, the Trustees shall have power and authority:

         (a) To buy, and invest funds of the Trust in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types of securities and interests in loans, including, but not limited to, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, notes, evidences of indebtedness, and other participations in securities or loans, however named or described, issued by corporations, trusts, associations or other persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency of any State or foreign country; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in cash; to purchase and sell (or write) options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments; to enter into forward foreign currency exchange contracts; to purchase and sell gold and silver bullion, precious or strategic metals, coins and currency of all countries; to engage in "when issued" and delayed delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; and to employ all kinds of hedging techniques and investment management strategies; and from time to time change the investments of funds of the Trust.

         (b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust, which By-Laws shall bind the Shareholders, and to amend and repeal such By-Laws to the extent that such authority is not otherwise reserved to the Shareholders.

         (c) To elect and remove such officers of the Trust and to appoint and terminate such agents of the Trust as they consider appropriate.

         (d) To employ one or more banks, trust companies or banking institutions as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws.

         (e) To retain one or more transfer agents and shareholder servicing agents, or both, which may be the same entity, for the Trust.

         (f) From time to time to sell Shares of the Trust ( including Common Shares and any Preferred Shares or series thereof hereafter created by the Trustees) either for cash or property whenever and in such amounts as the Trustees may deem desirable and to provide for the distribution of Shares of the Trust (including Common Shares and any Preferred Shares or series thereof hereafter created by the Trustees) through one or more underwriters or by the Trust itself, or otherwise.

         (g) To set record dates or direct that the Share transfer books be closed for a stated period for the purpose of making a determination with respect to Shareholders, including which Shareholders are entitled to notice of a meeting, vote at a meeting, consent to actions or other matters, receive a distribution or dividend, or exercise or be allotted other rights.

         (h) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, administrator, agent, custodian or underwriter.

         (i) To sell or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held by the Trust, and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to stock or other securities or property as the Trustees shall deem proper.

         (j) To exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right, including without limitation the right to vote by proxy for any and all purposes (including the right to authorize any officer or agent of the Trust to execute proxies), to consent to the reorganization, merger or consolidation of any company, or to consent to the sale or lease of all or substantially all of the property and assets of any company to any other company; to exchange any of the securities of any company for the securities, including shares of stock, issued therefor upon any such reorganization, merger, consolidation, sale or lease; to exercise any conversion or subscription privileges, rights, options and warrants incident to the ownership of any security owned by it or acquired therewith; to hold any securities acquired in the name of any custodian of the assets of the Trust, or in the name of its nominee or a nominee of the Trust, or in any manner permitted herein or in the By-Laws; and to execute any and all instruments and do any and all things incidental to the Trust not inconsistent with the provisions hereof, the execution or performance of which the Trustees may deem expedient.

         (k) To hold any security or interest in a loan or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable or non-negotionable form; or either in its own name or in the name of a custodian or sub-custodian or a nominee or nominees of the Trust or of a custodian or sub-custodian, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

         (l) To compromise, arbitrate, or otherwise adjust claims of the Trust in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

         (m) To make distributions of the earnings or profits, surplus (including paid-in surplus), capital or assets of the Trust to Shareholders in the manner hereinafter provided for, the amount of such distributions and their payment to be solely at the discretion of the Trustees.

         (n) To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trust or any part thereof, or imposed upon any of the Trustees herein, individually or jointly, by reason of the Trust, or of the business conducted by said Trustees under the terms of this Declaration of Trust, out of the funds of the Trust available for such purpose.

         (o) To engage in and to prosecute, compound, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the Trust, and out of the assets of the Trust to pay, or to satisfy, any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient. The powers aforesaid are to include any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust wherein any of the Trustees may be named individually, but the subject matter of which arises by reason of business for and on behalf of the Trust.

         (p) To buy or join with any person or persons in buying the property of any corporation, association, or other organization any of the securities of which are included in the Trust, or any property in which the Trustees, as such, shall have or may hereafter acquire an interest, and to allow the title to any property so bought to be taken in the name or names of, and to be held by, such person, or persons as the Trustees shall name or approve.

         (q) From time to time in their discretion to enter into, modify and terminate agreements with Federal or state regulatory authorities, which agreements may restrict but not amplify their powers under this Declaration of Trust.

         (r) To borrow money and in this connection issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other person and to lend the portfolio securities or other assets of the Trust to other persons.

         (s) From time to time in their discretion to charge all or any part of any cost, expense or expenditure (including without limitation any expense of selling or distributing the Shares of the Trust) or tax against the principal or capital of the Trust, and to credit all or any part of any profit, income or receipt (including without limitation, if applicable, any deferred sales charge or fee, whether contingent or otherwise, paid or payable to the Trust on any redemption or repurchase of Shares of the Trust) to the principal or capital of the Trust.

         (t) To issue one or more classes of senior securities (as defined in the Investment Company Act of 1940, as amended) including without limitation general unsecured obligations of the Trust, and to enter into indentures or agreements relating thereto.

         The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. The Trustees may authorize one of their number to sign, execute, acknowledge, and deliver any agreement, contract, note, deed, certificate or other instrument in the name of, and in behalf of, the Trust, and upon such authorization such signature, acknowledgement or delivery shall have full force and effect as the act of all of the Trustees.


                                   ARTICLE VI

                              BENEFICIAL INTEREST

         Section 1. Shares of Beneficial Interest Initially, the beneficial interest in the Trust shall be divided into an unlimited number of transferable common shares (herein referred to as the "Common Shares" and individually as a "Common Share"), without par value. The Trustees may, in their discretion and as provided by Section 2 of this Article VI, divide the beneficial interest in the Trust into two classes of an unlimited number of Shares (namely Common Shares and Preferred Shares), and they may in addition authorize the division of Preferred Shares into two or more series. The Trustees may vary the relative rights and preferences between the Common Shares and the Preferred Shares and between the different series of Preferred Shares, subject to any applicable provisions of the Investment Company Act of 1940, as from time to time amended (the "1940 Act"). Each Common Share represents an equal proportional interest in the Trust with each other outstanding Common Share of the Trust, subject to such rights and preferences as may have been established and designated with respect to the Preferred Shares. Each Preferred Share represents an equal proportionate interest in the Trust with each other outstanding Preferred Share of the Trust, subject to such rights and preferences as may have been established and designated with respect to series of Preferred Shares. Contributions to the Trust may be accepted for, and Common and Preferred Shares may be redeemed or repurchased as, whole Common and Preferred Shares and/or fractional Common and Preferred Shares as the Trustees may in their discretion determine. The Trustees may issue such certificates of beneficial interest to evidence ownership of the Shares as they may determine from time to time. Common Shares and Preferred Shares may be referred to herein collectively as "Shares" and individually as a "Share".

         Section 2. Preferred Series Designation The Trustees, in their discretion, may divide the beneficial interest in the Trust into two classes of Shares by establishing and designating an additional class of Preferred Shares, and the variations in the relative rights and preferences as between the different classes shall be fixed and determined by the Trustees. The Trustees, in their discretion, may also authorize the division of the Preferred Shares into two or more series, and the different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees. All references to Preferred Shares in this Declaration shall be deemed to be Preferred Shares of any or all series as the context may require.

         The number of authorized Common and Preferred Shares and the number of Preferred Shares of each series that may be issued shall be unlimited. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel any Common and Preferred Shares reacquired by the Trust at their discretion from time to time.

         The division of the beneficial interest in the Trust into Common and Preferred Shares, and the establishment and designation of such classes of Shares (and of any series of Preferred Shares) shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation, and the relative rights and preferences of each such class (or series), or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular class (or series) previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that class (or series) and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration in accordance with Section 7 of Article XIV hereof, and a copy of each such instrument shall be filed in accordance with Section 5 of Article XIV hereof.

         Section 3. Ownership of Shares The ownership of Shares shall be recorded in the books of the Trust or of one or more transfer agents. The Trustees may make such rules and adopt such procedures as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or of any transfer agent, as the case may be, shall be conclusive evidence as to who are the holders of Shares and as to the number of Shares held from time to time by each such holder.

         Section 4. Investments in the Trust The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital, the number of Common Shares representing the initial contribution may, in the Trustees' discretion, be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust.

         Section 5. Preemptive Rights Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust, except as the Trustees may determine with respect to any Preferred Shares or series thereof.

         Section 6. Voting Except as otherwise provided by law or by this Declaration of Trust, as amended from time to time, the voting rights of the Shares shall be as set forth from time to time in the By-Laws.


                                  ARTICLE VII

                               CUSTODY OF ASSETS

         The Trust shall at all times employ by contract a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) as the principal custodian of the Trust (the "Custodian") with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws:

         (a) To hold the securities and other property owned by the Trust and deliver the same upon written order;

         (b) To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or, as the Trustees may direct, in any bank, trust company or banking institution approved by the Custodian, provided that all such deposits shall be subject only to the draft or order of the Custodian; and

         (c) To disburse such funds upon orders or vouchers.

The Trust may also employ such Custodian as its agent:

         (a) To keep the books and accounts of the Trust and furnish clerical and accounting services; and

         (b) To compute the net asset value per Common Share in accordance with the provision of Article XII hereof.

         All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trust and the Custodian. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

         The Trust may also authorize the Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian and approved by the Trustees.

         Subject to such rules, regulations and orders as the Securities and Exchange Commission (the "Commission") may adopt, the Trust may direct the Custodian to deposit all or any part of the securities in a depository and clearing system established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as from time to time amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or the Custodian. The Trustees may also authorize the deposit with one or more eligible foreign custodians of all or part of the Trust's foreign assets, securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign investment transactions, in accordance with such rules, regulations and orders as the Commission may adopt.


                                  ARTICLE VIII

                                   CONTRACTS

         Section 1. Adviser The Trustees may in their discretion from time to time authorize the Trust to enter into an investment advisory agreement whereby the other party to such agreement shall undertake to furnish to the Trustees such investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Adviser, in its discretion and without any prior consultation with the Trust, to buy, sell, lend and otherwise trade in any and all securities, interests in loans, commodity contracts and other investments and assets of the Trust and to engage in and employ all types of transactions and strategies in connection therewith. Any such action taken pursuant to such agreement shall be deemed to have been authorized by all of the Trustees.

         The Trustees may also employ, or authorize the Adviser to employ, one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser and upon such terms and conditions as may be agreed upon between the Adviser and such sub-investment adviser and approved by the Trustees.

         Section 2. Administrator The Trustees may in their discretion from time to time authorize the Trust to enter into an administration agreement whereby the other party to such agreement shall undertake to manage the business affairs of the Trust subject to the supervision of the Trustees, perform duties with respect to the Trust, and furnish for the use of the Trust office space and necessary office facilities, equipment and personnel for administering the affairs of the Trust, all upon such terms and conditions as the Trustees may in their discretion determine.

         Section 3. Underwriters The Trustees may in their discretion from time to time authorize the trust to enter into one or more contracts providing for the sale of the Shares of the Trust. Pursuant to any such contract the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter.") In either case, any such contract shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine; and any such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust.

         Section 4. Transfer Agents The Trustees may in their discretion from time to time appoint one or more transfer agents for the Trust. Any contract with a transfer agent shall be on such terms and conditions as the Trustees may in their discretion determine. The Trustees may employ a transfer agent as the Trust's agent to (a) keep the books and accounts of the Trust and furnish clerical and accounting services and (b) compute the net asset value per Common Share in accordance with the provisions of Article XII hereof.

         Section 5. Parties to Contract Any contract of the character described in Sections 1, 2, 3 and 4 of this Article VIII or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VIII, Article VII or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 1, 2, 3 and 4 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.


                                   ARTICLE IX

                   COMPENSATION AND REIMBURSEMENT OF TRUSTEES

         The Trustees shall be entitled to reasonable compensation from the Trust and shall be reimbursed from the Trust estate for their expenses and disbursements incurred by them in connection with the administration and management of the Trust.


                                   ARTICLE X

                                 SALE OF SHARES

         The Trustees shall have the power from time to time to issue and sell or cause to be issued and sold an unlimited number of Shares of the Trust for cash or for property, which shall in every case be paid to the Custodian as agent of the Trust before the delivery of any certificate for such Shares. The Shares of the Trust, including any Shares which may have been redeemed or repurchased by the Trust (herein sometimes referred to as "treasury shares"), may be sold at a price as specified in the current prospectus of the Trust or at any other price which does not contravene the 1940 Act. Such price may include a sales charge or other commission, fee or profit.


                                   ARTICLE XI

                          REDEMPTIONS AND REPURCHASES

         Section 1. Redemption and Repurchases of Shares From time to time the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Trust Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

         Section 2. Manner of Payment Payment for Shares redeemed or repurchased may at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Common Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

         Section 3. Involuntary Redemptions If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any class or series or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected upon such terms and conditions as shall be determined by the Trustees.

         The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.


                                  ARTICLE XII

                        NET ASSET VALUE PER COMMON SHARE

         The net asset value of each Common Share of the Trust outstanding shall be determined by or on behalf of the Trustees not less frequently than as may be required by the 1940 Act and at such time and in such manner as the Trustees may determine. The power and duty to determine net asset value may be delegated by the Trustees from time to time to one or more of the Trustees and officers of the Trust, to the other party to any contract entered into pursuant to Article VIII hereof, or to the Custodian or a transfer agent.

         The Trustees may declare a suspension of the determination of net asset value, subject to any applicable provisions of the 1940 Act.

         In connection with the determination of net asset value per Common Share, the value of the assets of the Trust shall be determined in a manner approved or authorized by the Trustees.

                                  ARTICLE XIII

                          DIVIDENDS AND DISTRIBUTIONS

         (a) The Trustees may from time to time distribute ratably among all holders of the Common shares and among all holders of a particular series of Preferred Shares such proportion of the earnings or profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distributions may be made in cash, additional Shares or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders entitled thereto additional Shares issuable hereunder in the form of a stock dividend or otherwise in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or other distribution plans as the Trustees shall deem appropriate.

         (b) The Trustees may prescribe, in their absolute discretion, such bases and times for determining the amounts for the declaration and payment of dividends and distributions as they may deem necessary or desirable.


                                  ARTICLE XIV

                                 MISCELLANEOUS

         Section 1. Trust Not a Partnership It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholders.

         Section 2. Limitation of Personal Liability The Trustees shall not have the power to bind the Shareholders or to call upon them or any of them for the payment of any sum of money or any assessment whatever other than such sums as the Shareholders at any time personally agree to pay by way of subscription for Shares or otherwise. All persons or corporations dealing or contracting with the Trustees as such shall have recourse only to the Trust for the payment of their claims or for the payment or satisfaction of claims or obligations arising out of such dealings or contracts, so that neither the Trustees nor the Shareholders, nor the agents or attorneys of the Trust, past, present or future, shall be personally liable therefor. In all contracts or instruments creating liability it may be expressly stipulated, either by such reference to this instrument as shall accomplish such purpose or otherwise, that the liability of the Trustees and Shareholders under such contracts or instruments shall be limited to the assets which may from time to time constitute the Trust.

         Section 3. Trustee's Good Faith Action, Expert Advice, No Bond or Surety The exercise by the Trustees of their powers and discretions hereunder in good faith shall be binding upon everyone interested. The Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. Unless otherwise required by the By-Laws, the Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 4.  Termination of Trust

         (a) This Trust shall continue without limitation of time but subject to the provisions of sub-sections (b), (c) and (d) of this Section 4.

         (b) The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust property, including its good will, upon such terms and conditions and for such consideration when and as authorized at a meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of each class of Shares outstanding and entitled to vote (with each such class separately voting thereon as a separate class), or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of each class of Shares (with each such class separately consenting thereto as a separate class); provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Common Shares outstanding and entitled to vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, (whether accrued or contingent) of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares, except as may be otherwise provided by the Trustees with respect to any class of Preferred Shares or series thereof.

         (c) Subject to authorization by the Shareholders as indicated below in this sub-section (c), the Trust may at any time sell and convert into money all of the assets of the Trust, and, upon making provision for the payment of all outstanding obligations, taxes and other liabilities (whether accrued or contingent) of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares, except as may be otherwise provided by the Trustees with respect to any class of Preferred Shares or series thereof. Such action shall first have been authorized at a meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of each class of Shares outstanding and entitled to vote (with each such class separately voting thereon as a separate class), or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of each class of Shares (with each such class separately consenting thereto as a separate class); provided, however, that if such action is recommended by the Trustees, the vote or written consent of the holders of a majority of the Common Shares outstanding and entitled to vote shall be sufficient authorization.

         (d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections (b) or (c), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

         Section 5.  Certain Transactions

         (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in sub-section (d) of this Section 5, the types of transactions described in sub-section (c) of this Section 5 shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of each class of Shares outstanding and entitled to vote (with each such class separately voting thereon or consenting thereto as a separate class), when a Principal Shareholder (as defined in sub-section (b) of this Section 5) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange.

         (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Common Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purpose of this
         Section 5, in addition to the Common Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Common Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Common Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Common Shares, or which is its "affiliate", or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Common Shares shall include Common Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Common Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

         (c) This Section 5 shall apply to the following transactions:

                  (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

                  (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash.

                  (iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold in the ordinary course of business).

                  (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000 aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

         (d) The provisions of this Section 5 shall not be applicable to (i) any of the transactions described in sub-section (c) of this Section 5 if the Board of Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned or record or beneficially by the Trust and its subsidiaries.

         (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section 5 on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than fiver percent (5%) of the outstanding Common Shares,
         (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in sub-section (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section 5.

         Section 6. Conversion Notwithstanding any other provisions of this Declaration, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of two-thirds of each class of the Shares outstanding and entitled to vote (with each class separately voting thereon or consenting thereto as a separate class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange. However, if such conversion is recommended by the Trustees, the vote or written consent of the holders of a majority of the outstanding voting securities of the Trust (which voting securities shall, unless otherwise provided by the Trustees, vote together on the matter as a single class) shall be sufficient to authorize such conversion.

         Section 7. Filing of Copies, References, Headings and Counterparts The original or a copy of this instrument, of any amendment hereto and of each declaration or trust supplemental hereto, shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument, of any amendment hereto, and of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust. In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and, in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall constitute one instrument.

         Section 8. Applicable Law The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         Section 9.  Amendments

         (a) The execution of an instrument setting forth the establishment and designation and the relative rights of any class (or series) of Shares in accordance with Section 2 of Article VI hereof shall, without any authorization, consent or vote of the Shareholders, effect an amendment of this Declaration. Except as otherwise provided in this Section 9, if authorized by a majority of the Trustees and by vote of a majority of the outstanding voting securities of the Trust affected by the amendment (which voting securities shall, unless otherwise provided by the Trustees, vote together on such amendment as a single class), or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees may amend or otherwise supplement this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust or to make such other changes as do not have a materially adverse effect on the rights or interests of Shareholders hereunder or if they deem it necessary to conform this Declaration to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of Internal Revenue Code, but the Trustees shall not be liable for failing so to do. Copies of any amendment or of the supplemental Declaration of Trust shall be filed as specified in Section 7 of this Article XIV.

         (b) No amendment may be made under this Section 9 which shall amend, alter, change or repeal any of the provisions of Sections 4, 5, 6, or 9 of Article XIV unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of two-thirds of each class of Shares outstanding and entitled to vote (with each such class separately voting thereon or consenting thereto as a separate class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange.

         (c) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

         (d) Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         Section 10.  Definitions

         (a) The term "vote of a majority of the outstanding voting securities", when used herein, shall have the meaning specified in the 1940 Act as now in effect or as hereafter amended.

         (b) The term "vote of a majority of the outstanding Common Shares", when used herein, shall mean the vote, as a meeting of Shareholders of the Trust duly called, of the lesser of (1) sixty-seven percent (67%) or more of the Common Shares present at such meeting, if the holders of fifty per cent (50%) of the outstanding Common Shares of the Trust are present or represented by proxy, or (2) more than fifty per cent (50%) of the outstanding Common Shares of the Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 30th day of June, 1989.

        /s/ James G. Baur                     /s/ James B. Hawkes
            -----------------------               ------------------------
            James G. Baur                         James B. Hawkes


            -----------------------               ------------------------
            Donald R. Dwight                      Samuel L. Hayes, III

        /s/ Norton H. Reamer                  /s/ John L. Thorndike
            -----------------------               ------------------------
            Norton H. Reamer                      John L. Thorndike

                                  /s/ Jack L. Treynor
                                      --------------------
                                      Jack L. Treynor

                       THE COMMONWEALTH OF MASSACHUSETTS

                                                              June 30, 1989

Suffolk, ss.                                          Boston, Massachusetts

         Then personally appeared the above named James G. Baur, James B. Hawkes, Norton H. Reamer, John L. Thorndike and Jack L. Treynor, being a majority of the Trustees then in office, who severally acknowledged the foregoing instrument to be their free act and deed.

                                                  Before me,


                                             /s/ Ruth E. McDonald
                                                 --------------------------
                                                 Notary Public


                                    My commission expires  June 4, 1993
                                                           ----------------

                        EATON VANCE PRIME RATE RESERVES


                          The Address of the Trust is:

                               24 Federal Street
                          Boston, Massachusetts 02110



                 The Addresses of the Trustees are as follows:

James G. Baur                            2 King George Drive
                                         Boxford, Massachusetts 01921

Donald R. Dwight                         20 Martin Dale
                                         Greenwich, Connecticut 06830

James B. Hawkes                          11 Quincy Park
                                         Beverly, Massachusetts 01915

Samuel L. Hayes, III                     345 Nahatan Street
                                         Westwood, Massachusetts 02090

Norton H. Reamer                         70 Circuit Road
                                         Brookline, Massachusetts 02146

John L. Thorndike                        10 Main Street
                                         Dover, Massachusetts 02030

Jack L. Treynor                          504 Via Almar
                                         Palos Verdes Estates, California 90274